                                                                   EXHIBIT 12.1

                                GREY WOLF, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
          AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS





                                                                                                                TWELVE       NINE
                                                    SIX MONTHS                                                   MONTHS      MONTHS
                                                      ENDED                YEAR ENDED DECEMBER 31,               ENDED       ENDED
                                                     JUNE 30,    -------------------------------------------    DECEMBER    DECEMBER
                                                       1999          1998       1997       1996        1995     31, 1994    31, 1994
                                                    ----------   -------------------------------------------    --------    --------
Pretax income from continuing operations:              (16,901)   (111,164)    18,849    (10,877)    (12,675)    (3,557)     (2,260)

Add:

  Fixed charges:
      Interest, whether expenses or
      capitalized                                       10,741      20,244      8,442      1,220       1,472        404         332
      Amortization of debt expense and
      discount or premium                                1,269       1,377        306        183          47         --          --

  Minority interest in the loss of INDRILLERS LLC           --          --        324        118          --         --          --
                                                    ----------   ---------------------------------------------  -------  ----------

Earnings as adjusted                                    (4,891)    (89,543)    27,921     (9,356)    (11,156)    (3,153)     (1,928)
                                                    ==========   =============================================  =======  ==========

Fixed Charges                                           12,010      21,621      8,748      1,403       1,519        404         332
                                                    ==========   =============================================  =======  ==========

Ratio of Earnings to Fixed Charges or Deficiency       (16,901)   (111,164)      3.19    (10,759)    (12,675)    (3,557)     (2,260)
                                                    ==========   =============================================  =======  ==========

Series B preferred stock dividend requirement               --          --         --        420          --         --          --
                                                    ----------   ---------------------------------------------  -------  ----------

Ratio of Earnings to Fixed Charges and preferred
  stock dividends                                      (16,901)   (111,164)      3.19     (11,179)   (12,675)    (3,557)     (2,260)
                                                    ==========   =============================================  =======  ==========


* Includes write-off of deferred financing costs of $624,000.

                                                          YEAR ENDED MARCH 31,
                                                         ----------------------
                                                             1994       1993
                                                         ----------------------

Pretax income from continuing operations:                   (1,384)    (3,387)

Add:

  Fixed charges:
      Interest, whether expenses or
      capitalized                                              257         --
      Amortization of debt expense and
      discount or premium                                       --         --

  Minority interest in the loss of INDRILLERS LLC               --         --
                                                         ----------------------

Earnings as adjusted                                        (1,127)      (3,387)
                                                         ======================

Fixed Charges                                                  257           --
                                                         ======================

Ratio of Earnings to Fixed Charges or Deficiency            (1,384)      (3,387)
                                                         ======================

Series B preferred stock dividend requirement                   --           --
                                                         ----------------------

Ratio of Earnings to Fixed Charges and preferred
  stock dividends                                           (1,384)      (3,387)
                                                         ======================

* Includes write-off of deferred financing costs of $624,000.
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